UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2007, Cleveland-Cliffs Inc ("Cliffs") and certain of its subsidiaries executed an umbrella agreement (the "Umbrella Agreement") with Mittal Steel USA Inc. ("Mittal") that covers significant price and volume matters under three separate pre-existing iron ore pellet supply agreements with Cliffs for Mittal's Cleveland and Indiana Harbor West, Indiana Harbor East, and Weirton facilities. This Umbrella Agreement replaces the Letter of Agreement dated as of April 12, 2006, between Cliffs and Mittal.

Under the terms of the Umbrella Agreement, the Pellet Sale and Purchase Agreement dated as of April 10, 2002 for ISG Indiana Harbor, as previously amended, the Pellet Sale and Purchase Agreement, dated as of December 31, 2006 for Ispat Inland, and the Amended and Restated Pellet Sale and Purchase Agreement dated as of May 17, 2004 for ISG Weirton are modified to aggregate Mittal’s purchases during the years 2006 through and including 2010 under the Umbrella Agreement. The pricing provisions are determined in accordance with the supply contract agreements for each of the covered facilities in the three agreements listed above.

During 2006 through 2010, Mittal is obligated to purchase specified minimum tonnages of iron ore pellets on an aggregate basis. Mittal is permitted under the Umbrella Agreement to transfer any of the committed volume for use at any iron and steel facility(s) owned directly or indirectly by Mittal Steel Company N.V., which enhances flexibility. The Umbrella Agreement also sets the minimum annual tonnage at Mittal's approximately budgeted usage levels through 2010, with pricing then in effect at the facility where the pellets are delivered. The terms of the letter agreement allow Mittal to manage its ore inventory levels through buy down provisions, which permit Mittal to reduce its tonnage purchase obligation each year at a specified price per ton, and through deferral provisions, which permit Mittal to defer a portion of its annual tonnage purchase obligation beginning in 2007. The Umbrella Agreement also provides for consistent nomination procedures during through 2010 across all three iron ore pellet supply agreements.

During 2006, Mittal's aggregate iron ore pellet purchases from Cliffs were approximately 11 million tons.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 21, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary